Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter 2014 and Full Year 2014 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Service revenue for Q4 2014 of $96.7 million — an increase of 7.7% from $89.9 million for Q4 2013 and an increase of 1.1% from $95.7 million for Q3 2014

•                  On a constant currency basis, service revenue increased by 2.5% from Q3 2014 to Q4 2014 and increased by 10.0% from Q4 2013 to Q4 2014

•                  Service revenue for 2014 of $380.0 million — an increase of 9.2% from $348.0 million for 2013

•                  On a constant currency basis, service revenue increased by 9.6% from 2013 to 2014

•                  Cogent approves a 3.2% increase to its regular quarterly dividend to $0.32 per common share to be paid on March 26, 2015 to shareholders of record on March 11, 2015

•                  Under Cogent’s return of capital program, Cogent purchased 328,000 shares of its common stock for $10.6 million during Q4 2014 at an average price of $32.14 per share

•                  Under Cogent’s return of capital program, Cogent will pay an additional $1.4 million, or $0.03 per share with its regular quarterly dividend in order to pay a total of $12.0 million under its return of capital program

•                  In February 2015 Cogent refinanced $240.0 million of 8.375% senior secured debt due in 2018 with $250.0 million of 5.375% senior secured debt due in 2022 resulting in a $6.7 million annual reduction to cash interest expense

•                  EBITDA, as adjusted, for Q4 2014 of $33.6 million — an increase of 6.5% from $31.5 million for Q4 2013 and a decrease of 0.4% from $33.7 million for Q3 2014

•                  EBITDA, as adjusted, for 2014 of $133.0 million — an increase of 10.6% from $120.2 million for 2013

•                  EBITDA, as adjusted, margin was 34.7% for Q4 2014, 35.1% for Q4 2013 and 35.3% for Q3 2014

•                  EBITDA, as adjusted, margin increased to 35.0% for 2014 from 34.5% for 2013

•                  Legal fees included in SG&A expenses and associated with defending net neutrality were $1.2 million for Q4 2014 and $5.2 million for 2014

•                  Cash and cash equivalents were $287.8 million at December 31, 2014

•                  There were 2,125 buildings on the Cogent network at the end of Q4 2014

•                  There were 46,222 customer connections on the Cogent network at the end of Q4 2014 — an increase of 15.1% from 40,174 customer connections at the end of Q4 2013 and an increase of 3.6% from 44,630 customer connections at the end of Q3 2014

[WASHINGTON, D.C. February 25, 2015] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced  service revenue of $96.7 million for the three months ended December 31, 2014, an increase of 7.7% from $89.9 million for the three months ended December 31, 2013 and an increase of 1.1% from $95.7 million for the three months ended September 30, 2014.  The impact of foreign exchange negatively impacted service revenue growth from Q4 2013 to Q4 2014 by $2.1 million and negatively impacted service revenue growth from Q3 2014 to Q4 2014 by $1.4 million.  On a constant currency basis, service revenue grew by 10.0% from Q4 2013 to Q4 2014 and grew by 2.5% from Q3 2014 to Q4 2014.

Service revenue was $380.0 million for the year ended December 31, 2014, an increase of 9.2% from $348.0 million for the year ended December 31, 2013.  The impact of foreign exchange negatively impacted service revenue growth from 2013 to 2014 by $1.4 million.  On a constant currency basis, service revenue grew by 9.6% from 2013 to 2014.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $71.3 million for the three months ended December 31, 2014; an increase of 8.0% over $66.0 million for the three months ended December 31, 2013 and an increase of 0.4% over $71.1 million for the three months ended September 30, 2014. On-net revenue was $281.9 million for the year ended December 31, 2014, an increase of 10.6% from $255.0 million for the year ended December 31, 2013.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $25.1 million for the three months ended December 31, 2014; an increase of 7.3% over $23.4 million for the three months ended December 31, 2013 and an increase of 3.3% over $24.3 million for the three months ended September 30, 2014. Off-net revenue was $96.8 million for the year ended December 31, 2014, an increase of 6.3% over $91.1 million for the year ended December 31, 2013.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.  Non-core revenue was $0.3 million for the three months ended December 31, 2014, $0.4 million for the three months ended December 31, 2013 and $0.3 million for the three months ended September 30, 2014.  Non-core revenue was $1.3 million for the year ended December 31, 2014, a decrease of 32.0% from $1.9 million for the year ended December 31, 2013.

Non-GAAP gross profit increased by 8.3% from $51.6 million for the three months ended December 31, 2013 to $55.9 million for the three months ended December 31, 2014 and increased by 0.8% from $55.4 million for the three months ended September 30, 2014. Non- GAAP gross profit increased 11.3% to $220.6 million for the year ended December 31, 2014 from $198.3 million for the year ended December 31, 2013.    Non-GAAP gross profit margin percentage was 57.7% for the three months ended December 31, 2014, 57.4% for the three months ended December 31, 2013 and 57.9% for the three months ended September 30, 2014.  Non-GAAP gross profit margin percentage was 58.1% for the year ended December 31, 2014 and 57.0% for the year ended December 31, 2013.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased by 6.5% from $31.5 million for the three months ended December 31, 2013 to $33.6 million for the three months ended December 31, 2014 and decreased by 0.4% from $33.7 million for the three months ended September 30, 2014.   EBITDA, as adjusted, margin was 34.7% for the three months ended December 31, 2014, 35.1% for the three months ended December 31, 2013, and 35.3% for the three months ended September 30, 2014. EBITDA, as adjusted, increased 10.6% to $133.0 million for the year ended December 31, 2014 from $120.2 million for the year ended December 31, 2013.   EBITDA, as adjusted, margin was 35.0% for the year ended December 31, 2014 and 34.5% for the year ended December 31, 2013.

Basic and diluted net income (loss) per share was $(0.01) for the three months ended December 31, 2014, $1.14 and $1.10, respectively, for the three months ended December 31, 2013 and $(0.00) for the three months ended September 30, 2014.  Basic net income per share was $0.02 for the year ended December 31, 2014 and $1.22 for the year ended December 31, 2013.  Included in basic and diluted net income per share for the quarter and year ended December 31, 2013 was an income tax benefit totaling $49.3 million.

Total customer connections increased by 15.1% from 40,174 as of December 31, 2013 to 46,222 as of December 31, 2014 and increased by 3.6% from 44,630 as of September 30, 2014.  On-net customer connections increased by 14.8% from 34,671 as of December 31, 2013 to 39,786 as of December 31, 2014 and increased by 3.2% from 38,559 as of September 30, 2014.  Off-net customer connections increased by 19.4% from 5,088 as of December 31, 2013 to 6,074 as of December 31, 2014 and increased by 6.7% from 5,694 as of September 30, 2014.  Non-core customer connections were 362 as of December 31, 2014, 415 as of December 31, 2013 and 377 as of September 30, 2014.

The number of on-net buildings increased by 135 on-net buildings from 1,990 on-net buildings as of December 31, 2013 to 2,125 on-net buildings as of December 31, 2014 and increased by 35 on-net buildings  from 2,090 on-net buildings as of September 30, 2014.

Quarterly Dividend Increase Approved

On February 24, 2015, Cogent’s board approved a dividend of $0.32 per common share payable on March 26, 2015 to shareholders of record on March 11, 2015. The first quarter 2015 regular dividend of $0.32 per share represents an increase of 3.2% from the fourth quarter 2014 regular dividend of $0.31 per share.

During the quarter ended December 31, 2014 Cogent purchased 328,000 shares of its common stock for $10.6 million at an average price per share of $32.14 under Cogent’s return of capital program.  Under Cogent’s return of capital program, Cogent plans on returning additional capital to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program is a minimum of $12.0 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  Since the amount paid for stock buybacks in the fourth quarter was less than $12.0 million Cogent will pay a special dividend payment in the first quarter of 2015 under its return of capital program totaling $1.4 million or $0.03 per share.  The return of capital program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 2.40 at December 31, 2014 and was 2.22 at September 30, 2014.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 25, 2015 to discuss Cogent’s operating results for the fourth quarter of 2014 and full year 2014 and to discuss Cogent’s expectations for full year 2015.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides services in 190 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$61,678	$62,693	$64,548	$66,032	$69,087	$70,409	$71,059	$71,317
% Change from previous Qtr.	2.1%	1.6%	3.0%	2.3%	4.6%	1.9%	0.9%	0.4%
Off-Net revenue	$22,309	$22,604	$22,767	$23,438	$23,498	$23,859	$24,330	$25,143
% Change from previous Qtr.	3.1%	1.3%	0.7%	2.9%	0.3%	1.5%	2.0%	3.3%
Non-Core revenue (1)	$566	$506	$446	$389	$352	$355	$302	$289
% Change from previous Qtr.	-3.4%	-10.6%	-11.9%	-12.8%	-9.5%	0.9%	-14.9%	-4.3%

Service revenue — total	$84,553	$85,803	$87,761	$89,859	$92,937	$94,623	$95,691	$96,749
% Change from previous Qtr.	2.3%	1.5%	2.3%	2.4%	3.4%	1.8%	1.1%	1.1%
Network operations expenses (2)	$37,154	$36,950	$37,327	$38,288	$38,723	$39,491	$40,293	$40,899
% Change from previous Qtr.	-0.9%	-0.5%	1.0%	2.6%	1.1%	2.0%	2.0%	1.5%
Non-GAAP gross margin (2)	$47,399	$48,853	$50,434	$51,571	$54,214	$55,132	$55,398	$55,850
% Change from previous Qtr.	5.0%	3.1%	3.2%	2.3%	5.1%	1.7%	0.5%	0.8%
Non-GAAP gross margin percentage (2)	56.1%	56.9%	57.5%	57.4%	58.3%	58.3%	57.9%	57.7%
Selling, general and administrative expenses (3)	$19,106	$19,215	$19,772	$20,937	$24,392	$24,380	$24,775	$25,048
% Change from previous Qtr.	10.4%	0.6%	2.9%	5.9%	16.5%	0.0%	1.6%	1.1%
Depreciation and amortization expense	$15,874	$15,900	$16,024	$16,562	$17,204	$17,301	$17,431	$17,545
% Change from previous Qtr.	-1.6%	0.2%	0.8%	3.4%	3.9%	0.6%	0.8%	0.7%
Equity-based compensation expense	$2,514	$2,137	$2,061	$2,007	$2,006	$1,873	$2,692	$3,001
% Change from previous Qtr.	-0.7%	-15.0%	-3.6%	-2.6%	0.0%	-6.6%	43.7%	11.5%
Operating income	$9,905	$11,601	$12,577	$12,065	$12,907	$14,309	$13,614	$13,066
% Change from previous Qtr.	8.0%	17.1%	8.4%	-4.1%	7.0%	10.9%	-4.9%	-4.0%
Net income (loss)	$361	$1,607	$2,122	$52,599	$125	$1,208	$(184)	$(352)
Basic net income (loss) per common share	$0.01	$0.03	$0.05	$1.14	$0.00	$0.03	$(0.00)	$(0.01)
Diluted net income (loss) per common share	$0.01	$0.03	$0.05	$1.10	$0.00	$0.03	$(0.00)	$(0.01)
Weighted average common shares — basic	45,537,607	46,040,692	46,171,194	46,302,926	46,409,735	45,897,449	45,629,079	45,229,125
% Change from previous Qtr.	0.1%	1.1%	0.3%	0.3%	0.2%	-1.1%	-0.6%	-0.9%
Weighted average common shares — diluted	46,435,677	46,769,184	46,823,167	48,800,560	46,907,360	46,294,966	45,629,079	45,229,125
% Change from previous Qtr.	2.1%	0.7%	0.1%	4.2%	-3.9%	-1.3%	-1.4%	-0.9%

EBITDA, as adjusted (4)	$28,295	$29,638	$30,703	$31,548	$32,117	$33,483	$33,737	$33,612
% Change from previous Qtr.	-0.9%	4.7%	3.6%	2.8%	1.8%	4.3%	0.8%	-0.4%
EBITDA, as adjusted margin (4)	33.5%	34.5%	35.0%	35.1%	34.6%	35.4%	35.3%	34.7%
Net cash provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636	$28,395	$16,074	$17,941
% Change from previous Qtr.	-53.7%	51.7%	-34.4%	96.6%	-63.7%	167.0%	-43.4%	11.6%
Capital expenditures	$16,316	$12,455	$10,165	$10,095	$15,623	$15,985	$15,403	$13,023
% Change from previous Qtr.	58.6%	-23.7%	-18.4%	-0.7%	54.8%	2.3%	-3.6%	-15.5%
Dividends paid	$5,489	$6,145	$6,512	$17,206	$18,352	$7,882	$13,792	$14,190
Purchases of common stock	—	—	—	—	$14,196	$17,888	$15,943	$10,555
Customer Connections — end of period
On-Net	30,914	31,876	33,310	34,671	36,306	37,411	38,559	39,786
% Change from previous Qtr.	3.5%	3.1%	4.5%	4.1%	4.7%	3.0%	3.1%	3.2%
Off-Net	4,591	4,728	4,886	5,088	5,244	5,486	5,694	6,074
% Change from previous Qtr.	2.8%	3.0%	3.3%	4.1%	3.1%	4.6%	3.8%	6.7%
Non-Core (1)	463	453	443	415	397	390	377	362
% Change from previous Qtr.	-1.7%	-2.2%	-2.2%	-6.3%	-4.3%	-1.8%	-3.3%	-4.0%
Total	35,968	37,057	38,639	40,174	41,947	43,287	44,630	46,222
% Change from previous Qtr.	3.3%	3.0%	4.3%	4.0%	4.4%	3.2%	3.1%	3.6%
Other — end of period
Buildings On-Net	1,890	1,921	1,955	1,990	2,024	2,057	2,090	2,125
Employees	619	633	673	706	724	760	768	776

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).
(2)

Network operations expense excludes equity-based compensation expense of $155, $126, $114, $112, $113, $114, $114 and $147 in the three month periods ended March 31, 2013 through December 31, 2014, respectively. Non-GAAP gross margin represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense).

(3)	Excludes equity-based compensation expense of $2,359, $2,011, $1,947, $1,895, $1,893, $1,759, $2,578 and $2,854 in the three month periods ended March 31, 2013 through December 31, 2014, respectively.
(4)

See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $2, $41, $914, $2,295, $2,731, $3,114 and $2,810 in the three months ended March 31, 2013, September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014, and December 31, 2014, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Net cash flows provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636	$28,395	$16,074	$17,941
Changes in operating assets and liabilities	5,365	(1,446)	6,771	(8,158)	9,048	(10,061)	1,563	402
Cash interest expense and income tax expense	7,966	8,381	8,993	9,504	10,138	12,418	12,986	12,459
Gains on asset related transactions	2	—	41	914	2,295	2,731	3,114	2,810
EBITDA, as adjusted	$28,295	$29,638	$30,703	$31,548	$32,117	$33,483	$33,737	$33,612

Impact of foreign currencies (“constant currency” impact) on change in sequential quarterly service revenue

($ in 000’s) — unaudited	Q4 2014
Service revenue, as reported — Q4 2014	$96,749
Impact of foreign currencies on service revenue	1,376
Service revenue - Q4 2014, as adjusted (1)	$98,125
Service revenue, as reported — Q3 2014	$95,691
Constant currency increase from Q3 2014 to Q4 2014 - (Service revenue, as adjusted for Q4 2014 less service revenue, as reported for Q3 2014)	$2,434
Percent increase (Constant currency increase from Q3 2014 to Q4 2014 divided by service revenue, as reported for Q3 2014)	2.5%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended December 31, 2014 at the average foreign currency exchange rates for the three months ended September 30, 2014. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year quarterly service revenue

($ in 000’s) — unaudited	Q4 2014
Service revenue, as reported — Q4 2014	$96,749
Impact of foreign currencies on service revenue	2,090
Service revenue - Q4 2014, as adjusted (2)	$98,839
Service revenue, as reported — Q4 2013	$89,859
Constant currency increase from Q4 2013 to Q4 2014 - (Service revenue, as adjusted for Q4 2014 less service revenue, as reported for Q4 2013)	$8,980
Percent increase (Constant currency increase from Q4 2013 to Q4 2014 divided by service revenue, as reported for Q4 2013)	10.0%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended December 31, 2014 at the average foreign currency exchange rates for the three months ended December 31, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year service revenue

($ in 000’s) — unaudited	2014
Service revenue, as reported — 2014	$380,003
Impact of foreign currencies on service revenue	1,382
Service revenue - 2014, as adjusted (3)	$381,385
Service revenue, as reported — 2013	$347,979
Constant currency increase from 2013 to 2014 - (Service revenue, as adjusted for 2014 less service revenue, as reported for 2013)	$33,406
Percent increase (Constant currency increase from 2013 to 2014 divided by service revenue, as reported for 2013)	9.6%

(3) Service revenue, as adjusted, is determined by translating the service revenue for the year ended December 31, 2014 at the average foreign currency exchange rates for the year ended December 31, 2013. The Company believes that disclosing annual revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Net debt to trailing 12 months EBITDA, as adjusted, ratio

Under Cogent’s return of capital program Cogent plans on returning an additional at least $12.0 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program was at least $12.0 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 2.22 at September 30, 2014 and 2.40 at December 31, 2014 as shown below.

($ in 000’s) — unaudited	As of September 30, 2014	As of December 31, 2014
Cash and cash equivalents	$311,779	$287,790
Debt
Capital leases — current portion	8,980	14,594
Capital leases — long term	153,495	151,944
Senior unsecured notes	200,000	200,000
Senior secured notes — par value	240,000	240,000
Total debt	602,475	606,538
Total net debt	290,696	318,748
Trailing 12 months EBITDA, as adjusted	130,885	139,952
Total net debt to trailing 12 months EBITDA, as adjusted	2.22	2.40

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND 2013
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2014	2013
Assets
Current assets:
Cash and cash equivalents	$287,790	$304,866
Accounts receivable, net of allowance for doubtful accounts of $1,707 and $1,871, respectively	33,089	30,628
Prepaid expenses and other current assets	18,762	18,777

Total current assets	339,641	354,271
Property and equipment:
Property and equipment	1,047,590	985,084
Accumulated depreciation and amortization	(686,829)	(643,891)

Total property and equipment, net	360,761	341,193
Deferred tax assets—noncurrent	48,963	50,861
Deposits and other assets ($389 and $448 restricted, respectively)	12,410	8,776

Total assets	$761,775	$755,101

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,287	$14,098
Accrued and other current liabilities	32,151	31,465
Convertible senior notes—current portion, net of discount of $3,099	—	88,879
Current maturities, capital lease obligations	14,594	9,252

Total current liabilities	60,032	143,694
Senior secured notes including premium of $4,230 and $5,423, respectively	244,230	245,423
Senior unsecured notes	200,000	—
Capital lease obligations, net of current maturities	151,944	152,527
Other long term liabilities	21,775	19,965

Total liabilities	677,981	561,609

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,398,729 and 47,334,218 shares issued and outstanding, respectively	46	47
Additional paid-in capital	460,576	508,256
Accumulated other comprehensive income	(6,462)	2,136
Accumulated deficit	(370,366)	(316,947)

Total stockholders’ equity	83,794	193,492

Total liabilities and stockholders’ equity	$761,775	$755,101

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2014
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2014	2013
Service revenue	$380,003	$347,979
Operating expenses:
Network operations (including $488 and $507 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	159,893	150,225
Selling, general, and administrative (including $9,083 and $8,212 of equity-based compensation expense, respectively)	107,679	87,242
Gains on equipment transactions	(10,950)	—
Depreciation and amortization	69,481	64,358

Total operating expenses	326,103	301,825

Operating income	53,900	46,154
Interest income and other	536	2,630
Interest expense	(49,945)	(41,797)

Income before income taxes	4,491	6,987
Income tax (expense) benefit	(3,694)	49,702

Net income	$797	$56,689

Comprehensive income (loss):
Net income	$797	$56,689
Foreign currency translation adjustment	(8,598)	1,469

Comprehensive (loss) income	$(7,801)	$58,158

Basic net income per common share	$0.02	$1.22

Diluted net income per common share	$0.02	$1.21

Dividends declared per common share	$1.17	$0.76

Weighted-average common shares—basic	45,960,720	46,286,735

Weighted-average common shares—diluted	46,349,670	46,996,904

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2013

 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Service revenue	$96,749	$89,859
Operating expenses:
Network operations (including $147 and $112 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	41,046	38,400
Selling, general, and administrative (including $2,854 and $1,895 of equity-based compensation expense, respectively)	27,902	22,832
Gains on equipment transactions	(2,810)	—
Depreciation and amortization	17,545	16,562

Total operating expenses	83,683	77,794

Operating income	13,066	12,065
Interest income and other	(6)	1,097
Interest expense	(12,189)	(11,144)

Income before income taxes	871	2,018
Income tax (expense) benefit	(1,223)	50,581

Net (loss) income	$(352)	$52,599

Comprehensive (loss) income
Net (loss) income	$(352)	$52,599
Foreign currency translation adjustment	(3,058)	595
Comprehensive (loss) income	$(3,410)	$53,194

Basic net (loss) income per common share	$(0.01)	$1.14

Diluted net (loss) income per common share	$(0.01)	$1.10
Dividends declared per common share	$0.31	$0.37

Weighted-average common shares—basic	45,229,125	46,302,926

Weighted-average common shares—diluted	45,229,125	48,800,560

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2014
(IN THOUSANDS)

	2014	2013
Cash flows from operating activities:
Net income	$797	$56,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,481	64,358
Amortization of debt discount and premium	1,976	6,086
Equity-based compensation expense (net of amounts capitalized)	9,571	8,719
Gains—equipment transactions and other, net	(10,382)	(1,001)
Deferred income taxes	3,163	(50,069)
Changes in operating assets and liabilities:
Accounts receivable	(3,938)	(6,293)
Prepaid expenses and other current assets	(2,338)	(3,642)
Deposits and other assets	219	770
Accounts payable, accrued liabilities and other long-term liabilities	4,497	6,234
Net cash provided by operating activities	73,046	81,851

Cash flows from investing activities:
Purchases of property and equipment	(60,032)	(49,031)
Proceeds from asset sales	90	50

Net cash used in investing activities	(59,942)	(48,981)

Cash flows from financing activities:
Net proceeds from issuance of senior unsecured notes	195,824	—
Net proceeds from issuance of senior secured notes	—	69,882
Repayment of convertible notes	(91,978)	—
Dividends paid	(54,216)	(35,352)
Principal payments of capital lease obligations	(18,208)	(11,164)
Purchases of common stock	(58,582)	—
Proceeds from exercises of common stock options	533	1,218

Net cash (used in) provided by financing activities	(26,627)	24,584

Effect of exchange rate changes on cash	(3,553)	127

Net (decrease) increase in cash and cash equivalents	(17,076)	57,581
Cash and cash equivalents, beginning of year	304,866	247,285

Cash and cash equivalents, end of year	$287,790	$304,866

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2013
(IN THOUSANDS)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Cash flows from operating activities:
Net (loss) income	$(352)	$52,599
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	17,545	16,560
Amortization of debt discount and premium	(293)	1,390
Equity-based compensation expense (net of amounts capitalized)	3,001	2,007
(Gains) losses—dispositions of assets and other, net	(2,602)	(977)
Deferred income taxes	1,252	(50,487)
Changes in assets and liabilities:
Accounts receivable	(1,857)	(1,784)
Prepaid expenses and other current assets	552	(875)
Deposits and other assets	(120)	143
Accounts payable, accrued liabilities and other long-term liabilities	815	10,712

Net cash provided by operating activities	17,941	29,288

Cash flows from investing activities:
Purchases of property and equipment	(13,023)	(10,095)
Proceeds from asset sales	—	8

Net cash used in investing activities	(13,023)	(10,087)

Cash flows from financing activities:
Dividends paid	(14,190)	(17,206)
Purchases of common stock	(10,555)	—
Principal payments of capital lease obligations	(2,769)	(2,234)
Proceeds from exercises of common stock options	95	244

Net cash used in financing activities	(27,419)	(19,196)

Effect of exchange rate changes on cash	(1,488)	86

Net increase in cash and cash equivalents	(23,989)	91
Cash and cash equivalents, beginning of period	311,779	304,775

Cash and cash equivalents, end of period	$287,790	$304,866

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2014 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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